                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: March 28, 2000
               (Date of earliest event reported: January 20, 2000)
                        Commission File Number: 000-25835
                               MYPOINTS.COM, INC.
             (Exact name of Registrant as specified in its charter)



               Delaware                                        94-3255692
--------------------------------------------------------------------------------
(State of incorporation or organization)                 (IRS Employer I.D. No.)


            100 California Street, 11th floor, San Francisco, California 94111
--------------------------------------------------------------------------------
            (Address of principal executive offices)

            (415) 676-3700
--------------------------------------------------------------------------------
            (Registrant's telephone number, including area code)

AMENDMENT NO. 1

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on February 4, 2000 reporting the acquisition by the registrant of Alliance Development Group, Inc. ("ADG").


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 12, 2000, MyPoints.com, Inc. (the "Company") agreed to acquire all the outstanding shares of ADG. ADG operates offline customer reward programs including rewards based credit card loyalty programs. The total purchase price of approximately $16.7 million included 270,000 shares of the Company's common stock with an estimated fair value of $16.6 million based upon its value at the closing of the transaction.

The acquisition was made pursuant to an Agreement and Plan of Merger dated January 12, 2000. Following the acquisition, ADG is now a wholly owned subsidiary of the Company.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial Statements of Business Acquired


        The required financial statements of the business acquired are set forth below.

                        Alliance Development Group, Inc.
                         Index to Financial Statements
                     Years Ended December 31, 1999 and 1998



                                                                 Page
Report of Independent Auditors
Balance Sheets
Statements of Income
Statements of Stockholders' Equity
Statements of Cash Flows
Notes to Financial Statements

                               [KPMG LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Alliance Development Group, Inc.

We have audited the accompanying balance sheets of Alliance Development Group, Inc. as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Development Group, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


KMPG LLP

Boston, Massachusetts
January 27, 2000

                        ALLIANCE DEVELOPMENT GROUP, INC.
                                 Balance Sheets
                           December 31, 1999 and 1998

                     ASSETS                             1999            1998
                                                    -----------      ---------
Current assets:
  Cash and cash equivalents                         $     2,417        574,896
  Restricted cash                                            --         90,441
  Accounts receivable                                   560,209        566,815
  Due from affiliates (note 6)                              847         11,380
  Due from stockholders (note 7)                             --        209,737
  Other current assets (notes 6, 7 and 10)              337,340        215,978
                                                    -----------      ---------
      Total current assets                              900,813      1,669,247
                                                    -----------      ---------

Equipment and furniture, at cost                         61,365         61,365
Less accumulated depreciation                           (41,349)       (25,408)
                                                    -----------      ---------
      Net equipment and furniture                        20,016         35,957
                                                    -----------      ---------

Due from affiliates (note 6)                            100,000        100,000
Due from stockholders (Note 7)                        1,725,000      1,000,000
                                                    -----------      ---------
      Total assets                                  $ 2,745,829      2,805,204
                                                    ===========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable to bank (note 8)                     $        --      1,000,000
  Accounts payable                                           78         10,232
  Accrued expenses and other liabilities
    (notes 8 and 11)                                    786,693        676,213
  Due to affiliate (note 3)                                  --         48,429
                                                    -----------      ---------
      Total current liabilities                         786,771      1,734,874
                                                    -----------      ---------
Commitments and contingencies (notes 3 and 5)

Stockholders' equity:
  Class A common stock, no par value,
    190,000 shares authorized, 1,920 shares
    issued and outstanding                                   --             --
  Class B common stock, no par value,
    10,000 shares authorized, 580 shares
    issued and outstanding                                   --            --
  Additional paid-in capital                            459,000        459,000
  Retained earnings                                   1,500,058        611,330
                                                    -----------      ---------
      Total stockholders' equity                      1,959,058      1,070,330
                                                    -----------      ---------
      Total liabilities and stockholders' equity    $ 2,745,829      2,805,204
                                                    ===========      =========

See accompanying notes to financial statements.

                        ALLIANCE DEVELOPMENT GROUP, INC.

                              Statements of Income

                     Years ended December 31, 1999 and 1998


                                                     1999          1998
                                                  ----------     ---------
Service fees and other revenue (note 3)           $2,841,712     3,749,438

Cost of sales                                      1,299,892     1,386,541
                                                  ----------     ---------

  Gross profit                                     1,541,820     2,362,897

Operating expenses (notes 3 and 6)                 2,096,905     1,821,602
                                                  ----------     ---------
  Income (loss) before other income (expense)       (555,085)      541,295
                                                  ----------     ---------

Other income (expense):
  Interest income                                    148,433        63,786
  Interest expense                                   (54,620)      (29,581)
  Other income (note 9)                            2,000,000            --
                                                  ----------     ---------

    Total other income                             2,093,813        34,205
                                                  ----------     ---------

    Net income                                    $1,538,728       575,500
                                                  ==========     =========


See accompanying notes to financial statements.

                        ALLIANCE DEVELOPMENT GROUP, INC.

                       Statements of Stockholders' Equity

                     Years ended December 31, 1999 and 1998



                                  CLASS A     CLASS B      ADDITIONAL
                                  COMMON      COMMON         PAID-IN       RETAINED
                                   STOCK       STOCK         CAPITAL       EARNINGS        TOTAL
                                  -------     -------      ----------      --------      ---------
Balance, December 31, 1997         $ --         --           459,000        611,830      1,070,830

  Distribution to stockholders       --         --                --       (576,000)      (576,000)

  Net income                         --         --                --        575,500        575,500
                                   ----         --           -------      ---------      ---------

Balance, December 31, 1998           --         --           459,000        611,330      1,070,330

  Distribution to stockholders       --         --                --       (650,000)      (650,000)

  Net income                         --         --                --      1,538,728      1,538,728
                                   ----         --           -------      ---------      ---------
Balance, December 31, 1999         $ --         --           459,000      1,500,058      1,959,058
                                   ====         ==           =======      =========      =========



                See accompanying notes to financial statements.

                        ALLIANCE DEVELOPMENT GROUP, INC.

                            Statements of Cash Flows

                     Years ended December 31, 1999 and 1998

                                                                     1999          1998
                                                                  -----------   -----------
Cash flows from operating activities:
  Net income                                                      $ 1,538,728   $   575,500
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation expense                                             15,941        12,092
      Changes in operating assets and liabilities:
        Decrease (increase) in restricted cash                         90,441       (69,022)
        Decrease (increase) in accounts receivable                      6,606      (215,001)
        Decrease in due from affiliates                                10,533        35,186
        Decrease (increase) in other current assets                  (121,362)       26,663
        Decrease in accounts payable                                  (10,154)      (35,069)
        Increase in accrued expenses and other liabilities            110,480       413,072
        (Decrease) increase in due to affiliate                       (48,429)       18,429
                                                                  -----------   -----------
               Net cash provided by operating activities            1,592,784       761,850
                                                                  -----------   -----------

Cash flows from investing activity:
  Purchase of equipment and furniture                                      --       (28,476)
                                                                  -----------   -----------
               Cash used in investing activity                             --       (28,476)

Cash flows from financing activities:
  Distribution to stockholders                                       (650,000)     (576,000)
  Proceeds from (repayments of) bank loan                          (1,000,000)    1,000,000
  Net advances to stockholders                                       (515,263)   (1,007,429)
                                                                  -----------   -----------
               Net cash used in financing activities               (2,165,263)     (583,429)
                                                                  -----------   -----------

Net (decrease) increase in cash and cash equivalents                 (572,479)      149,945

Cash and cash equivalents at beginning of year                        574,896       424,951
                                                                  -----------   -----------

Cash and cash equivalents at end of year                          $     2,417       574,896
                                                                  ===========   ===========

Supplemental disclosure of cash flow information:
  Cash payments for interest                                      $    57,835        21,045
                                                                  ===========   ===========


See accompanying notes to financial statements.

                        ALLIANCE DEVELOPMENT GROUP, INC.

                         Notes to Financial Statements

                           December 31, 1999 and 1998



(1)     NATURE OF OPERATIONS

        Alliance Development Group, Inc. ("ADG" or "the Company") was founded in 1994 as an S corporation and was formerly known as Cobra Marketing, Inc. The Company specializes in rewards-based credit card loyalty programs. ADG has developed a number of travel enhancement programs for credit cards but currently concentrates its efforts on two distinct loyalty strategies, "SupeRewards" and "Travel Concept" cards. SupeRewards is a national network of supermarket co-branded credit cards which offer travel and free food awards for credit card spending. Travel Concept cards are bank issued credit cards which offer travel awards for credit card spending. ADG typically provides assistance with program development and implementation, marketing consultation and travel rewards.

(2)     SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

        (a)     REVENUE RECOGNITION

                Revenue is recognized when purchases are made with credit cards that ADG has developed and implemented.

        (b)     CASH EQUIVALENTS

                Cash equivalents are highly liquid debt instruments with original maturities of three months or less.

        (c)     EQUIPMENT AND FURNITURE

                Equipment and furniture are stated at cost. The Company provides for depreciation on a straight-line basis by charges to operations over the estimated useful lives of its equipment and furniture. The estimated useful lives of equipment and furniture is three years. Maintenance and repairs are expensed as incurred.

        (d)     REWARD REDEMPTION COSTS

                The Company is responsible for certain costs that are incurred when users of the co-branded credit cards it has created, elect to redeem "points" that are earned when purchases are made with the credit cards. The ultimate cost of such redemptions is dependent upon a number of factors, including the nature of the award selected by the card user, the price at which the Company is able to procure the award at the time of redemption and the volume of points that are never redeemed. Management assesses these and other relevant factors and makes accruals for expected reward redemption costs as the related service fees are earned.

        (e)     INCOME TAXES

                The Company has elected S corporation status for federal and state income tax purposes. The effect of this election is that federal and certain state income taxes are borne by the stockholders.

                        ALLIANCE DEVELOPMENT GROUP, INC.

                         Notes to Financial Statements

                           December 31, 1999 and 1998


     (f)  USE OF ESTIMATES

          Management of the Company has made estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (g)  CONCENTRATION OF CREDIT RISK

          In 1999 and 1998, the Company generated approximately 73% and 92% of its revenues under the terms of agreements with four customers. A summary of major customers that represented greater than 10% of revenue individually follows:

                                           1999           1998
                                           ----           ----
               Customer A                   36%            21%
               Customer B                   14%            14%
               Customer C                   13%             8%
               Customer D                   10%            49%

     (h) RECLASSIFICATION

         Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

(3)  RELATED PARTY TRANSACTIONS

     Revenues for the years ended December 31, 1999 and 1998 include $0 and $160,000, respectively, that were received or accrued as receivable from an affiliated entity for various services rendered by Officers of the Company.

     During 1999 and 1998, an affiliated entity charged the Company approximately $674,000 and $485,000, respectively for certain agreed management services. An agreement between the affiliated entity and the Company governs the types of management services rendered and expired January 13, 2000. Also during 1999 and 1998 the Company reimbursed an affiliated entity approximately $614,000 and $185,000 respectively, for operating expenses paid on the Company's behalf.

(4)  PROFIT-SHARING PLAN

     The Company has a qualified defined contribution profit sharing plan (the "Plan") under Section 401(k) of the Internal Revenue Code ("IRC"). The Plan covers all employees that meet the Plan's eligibility requirements. Participants may make voluntary contributions to the Plan from 1% to 15% of their compensation (as defined). The Company may also make contributions to the plan at the discretion of the Board of Directors, but the amount may not exceed the maximum allowable deduction permitted under the IRC at the time of the contribution. The Company made a discretionary contribution of approximately $11,500 and $0 in 1999 and 1998, respectively. All contributions made by the Company vest over a three-year period.

                                       7                             (Continued)

                        ALLIANCE DEVELOPMENT GROUP, INC.

                         Notes to Financial Statements

                           December 31, 1999 and 1998

(5)  COMMITMENTS

     The Company has several operating leases for rental of office space and office equipment. On January 13, 2000, the Company entered into a sub-leasing agreement for certain office space for an initial term of twelve months. Future minimum lease payments under noncancelable leases as of December 31, 1999 are as follows:

                    2000               $108,000
                                       --------

     During 1999 and 1998, an affiliated company paid the rental obligation of ADG and allocated a portion of the rent to ADG and other affiliated entities by means of a management fee (see note 3).

     On January 13, 2000, the Company entered into a Management Services agreement with FC Management Group, Inc. (an affiliated entity) for certain management, advisory and operational services for $5,000 a month. The agreement is for an initial term of six months, beginning January 13, 2000.

(6)  DUE FROM AFFILIATES

     Due from affiliates at December 31, 1999 and 1998 consisted of the following:

                                                         1999           1998
                                                      --------        --------
          Affinity Connect                            $     --          11,380
          F.C. Associates, LLC                         100,847         100,000
                                                      --------        --------
                                                       100,847         111,380
           Less: current portion                           847          11,380
                                                      --------        --------
             Total long-term due from affiliates      $100,000         100,000
                                                      ========        ========


     At December 31, 1999 and 1998 the Company is owed $100,000 from F.C. Associates, LLC, as a result of certain costs being incurred by the Company on behalf of this affiliated entity. The amount is governed by a revolving credit note that is due on March 4, 2002 and bears interest at 7%. Under the terms of the credit note, the affiliated company may borrow up to $200,000. At December 31, 1999 and 1998, the Company is owed $7,000 and $5,332, of interest respectively on this outstanding amount, which is included in other current assets.

                        ALLIANCE DEVELOPMENT GROUP, INC.

                         Notes to Financial Statements

                           December 31, 1999 and 1998


(7)  DUE FROM STOCKHOLDERS AND OFFICERS

     Notes receivable at December 31, 1999 and 1998 consisted of the following:

                                                                    1999           1998
                                                                 ----------     ---------
Notes receivable from stockholders (due September 11, 2003),
  at 7%                                                          $1,725,000     1,000,000
Note receivable from Officer (payable on demand), at 5%                  --       209,737
                                                                 ----------     ---------
                                                                  1,725,000     1,209,737

  Less: current maturities                                               --       209,737
                                                                 ----------     ---------
    Total long-term due from stockholders                        $1,725,000     1,000,000
                                                                 ==========     =========

     The notes receivable from stockholders are governed by two revolving credit notes that allows the stockholders to borrow up to a total of $1,800,000. Included in other current assets at December 31, 1999 and 1998 is $139,332 and $23,800, respectively, of interest receivable due from stockholders. The note receivable from Officer plus related interest was paid in full during 1999.

(8)  NOTE PAYABLE TO BANK

     The note payable to bank consists of borrowings under a $1 million line of credit secured by all of the Company's property, tangible and intangible. The interest rate is either the bank's base rate or the bank's 1, 2 or 3 month reserve adjusted Eurodollar note plus 2%, approximately 7.7% at December 31, 1998. On October 22, 1999 the Company repaid the note in full and subsequently canceled the line of credit. At December 31, 1998, the Company owed $3,215, of interest on this note, which is included in accrued expenses.

(9)  OTHER INCOME

     On October 19, 1999, the Company settled in full an outstanding dispute with a major customer regarding payments due under a certain marketing services agreement. As a result of this settlement, the Company received $2 million in cash.

                        ALLIANCE DEVELOPMENT GROUP, INC.

                         Notes to Financial Statements

                           December 31, 1999 and 1998

(10) OTHER CURRENT ASSETS

     Other current assets at December 31, 1999 and 1998 consisted of the following:

                                                      1999          1998
                                                    --------       -------
Interest receivable                                 $146,332        37,374
Prepaid travel awards certificates                   191,008        94,846
Other                                                     -         83,758
                                                    --------       -------
                                                    $337,340       215,978
                                                    ========       =======

(11) ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities at December 31, 1999 and 1998 consisted of the following:

                                                      1999           1998
                                                    --------       -------
Accrued redemption costs                            $269,461        94,550
Travel awards certificates liability                 370,251       354,300
Accrued marketing and promotional services            45,888        60,946
Other                                                101,093       166,417
                                                    --------       -------
                                                    $786,693       676,213
                                                    ========       =======

(12) SUBSEQUENT EVENT

     Effective January 13, 2000, all of the issued and outstanding common stock of the Company was sold to Mypoints.Com, Inc. The financial statements do not reflect adjustments, if any, related to the transaction with Mypoints.Com, Inc.

(b)     Pro Forma Financial Information


        The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the consolidated financial position and results of operations for future periods or the results that actually would have been realized had the Company and ADG been a consolidated company during the specified periods. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified by reference to, and should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company which were previously reported in the Company's S-1/A filed with the Securities and Exchange Commission on February 23, 2000.

             The following unaudited pro forma condensed consolidated financial statements are based on the respective historical audited consolidated financial statements and the notes thereto of the Company and ADG after giving effect to the acquisition of ADG using the purchase method of accounting and the assumptions and adjustments described below. The purchase price was allocated to the estimated fair value of the assets acquired and liabilities assumed. The purchase price allocation is based on an independent appraisal and management estimates.

             The required pro forma unaudited financial information is set forth below.

                         PRO FORMA FINANCIAL INFORMATION
                                Table of Contents

                                                                      Page
                                                                      ----
         Unaudited Pro Forma Condensed Consolidated
         Balance Sheet as of December 31, 1999

         Unaudited Pro Forma Condensed Consolidated
         Statement of Operation for the year ended
         December 31, 1999

         Unaudited Notes to Pro Forma Condensed
         Consolidated Financial Statements

                             MyPoints.com, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                             December 31, 1999
                             (in thousands)

                                                                       Pro Forma            Pro Forma
                                       MyPoints           ADG         Adjustments           Combined
                                       --------           ---         -----------           --------
ASSETS
  Cash and cash equivalents           $  21,792        $       3       $    (178)        A  $  21,617
  Accounts receivable, net               12,500              560                               13,060
  Unbilled receivables, net                 257                                                   257
  Deposits and prepaid expenses           1,702                                                 1,702
  Other current assets                      484              338                                  822
                                      ---------        ---------       ---------            ---------
     Total current assets                36,735        $     901            (178)              37,458
Intangible assets, net                    7,757                           14,781         A     22,538
Restricted cash                           2,208                                                 2,208
Property and equipment, net               8,891               20                                8,911
Due from affiliates and
    stockholders                                           1,825                                1,825
Other assets                                 78                                                    78
                                      ---------        ---------       ---------            ---------
     Total assets                     $  55,669        $   2,746       $  14,603            $  73,018
                                      =========        =========       =========            =========

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Accounts payable and accrued
  liabilities                         $  13,842              787                            $  14,629
Notes payable, current portion              327                                                   327
Obligations under capital
  leases, current portion                   105                                                   105
Deferred revenue                          1,873                                                 1,873
Points redemption liability               9,640                                                 9,640
                                      ---------        ---------                            ---------
     Total current liabilities           25,787              787                               26,574
Notes payable, less current
  portion                                   932                                                   932
Obligations under capital
  leases, less current portion               97                                                    97
                                      ---------        ---------                            ---------
                                         26,816              787                               27,603
                                      ---------        ---------                            ---------
Stockholders' equity
  Common stock                               26                                                    26
  Additional paid in capital             96,711              459          16,103         A    113,273
  Deferred stock based compensation      (9,406)                                               (9,406)
  Retained earnings                     (58,478)           1,500          (1,500)        A    (58,478)
                                      ---------        ---------       ---------            ---------
    Total Stockholders' equity           28,853            1,959          14,603               45,415
                                      ---------        ---------       ---------            ---------
Total liabilities and
   stockholders' equity               $  55,669        $   2,746       $  14,603            $  73,018
                                      =========        =========       =========            =========



The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                               MyPoints.com, Inc.
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                      For the year ended December 31, 1999
                                 (in thousands)


                                                                       ProForma       ProForma
                                      MyPoints           ADG          Adjustments     Combined
                                      --------           ---          -----------     --------
Revenue                               $ 24,140        $  2,842                        $ 26,982
Cost of revenue                          7,407           1,300                           8,707
                                      --------        --------                        --------
Gross profit                            16,733           1,542                          18,275
                                      --------        --------                        --------
Operating expenses:
  Technology costs                       8,665                                           8,665
  Selling, general and
    administrative                      39,848           2,097                          41,945
  Amortization of intangibles            3,116                           2,006     B     5,122
  Stock-based compensation               3,054                                           3,054
                                      --------        --------        --------        --------
     Total operating expenses           54,683           2,097           2,006          58,786
                                      --------        --------        --------        --------
Operating loss                         (37,950)           (555)         (2,006)        (40,511)
Interest income                            633             148                             781
Interest expense and other, net           (139)          1,946                           1,807
                                      --------        --------        --------        --------
Net income (loss)                      (37,456)          1,539          (2,006)        (37,923)
Dividend related to beneficial
  conversion of preferred stock         (9,800)                                         (9,800)
                                      --------        --------        --------        --------
Net income (loss) attributable to
  common stockholders                 $(47,256)       $  1,539        $ (2,006)       $(47,723)
                                      ========        ========        ========        ========
Net loss per share:
  Basic and diluted                   $  (3.53)                                       $  (3.49)

Weighted average shares-
  Basic and diluted                     13,397                                          13,667




The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                               MyPoints.com, Inc.
               Notes to Unaudited Pro Forma Condensed Consolidated
                              Financial Statements
                      For the year ended December 31, 1999
                                 (in thousands)



Note 1. Basis of Presentation



On January 12, 2000, MyPoints.com, Inc. (the "Company") agreed to acquire all the outstanding shares of ADG. ADG operates offline customer reward programs including rewards based credit card loyalty programs. The total purchase price of approximately $16.7 million included 270,000 shares of the Company's common stock with an estimated fair value of $16.6 million based upon its value at the closing of the transaction.

The total purchase price was allocated to the estimated fair value of the assets acquired and the liabilities assumed. The estimate of fair value of the assets acquired is based on an independent appraisal and management estimates. The allocation of the purchase price is discussed further in Note 2.

The pro forma unaudited condensed consolidated statement of operations is presented for the year ended December 31, 1999 and assumes the transaction had taken place on January 1, 1999. The pro forma unaudited condensed consolidated balance sheet gives effect to the acquisition as if the acquisition had taken place on December 31, 1999.

 The unaudited pro forma condensed consolidated financial statements are qualified by reference to, and should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company which were previously reported in the Company's S-1/A filed with the Securities and Exchange Commission on February 23, 2000.

Note 2. Pro Forma Adjustments

The pro forma adjustments are based on an allocation of the purchase price to the assets acquired and liabilities assumed. The allocation of the purchase price is based on an independent appraisal of certain assets as well as management estimates of fair value. The total purchase price was allocated as follows:

(in thousands)

                                                 Amount     Amortization Period
Fair value of tangible net assets acquired       $ 1,959            --
Customer relationships                             5,100         90 months
Workforce                                            170         36 months
Goodwill                                           9,511         90 months
                                                 -------
Total                                            $16,740
                                                 =======

(A) Adjustment to reflect the common stock issued in connection with the acquisition of ADG and the allocation of the purchase price to the net assets acquired and liabilities assumed. Also, reflects the payment of acquisition costs.

(B)     Adjustment to reflect the amortization of intangible assets

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MYPOINTS.COM, INC.

                                        By: /s/ Thomas Caldwell
                                            ----------------------------------
                                            Thomas Caldwell,
                                            Senior Vice President, Finance
                                            and Chief Financial Officer

                                 Exhibit Index

No.       Description
---       -----------

23.01     Consent of KPMG, LLP, Independent Auditors